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                                  EXHIBIT 11
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
           (Dollars and Shares in thousands, except per share data)

                                        June 30, 2001     June 30, 2000
                                        -------------     -------------
BASIC EARNINGS PER SHARE:

Weighted average shares outstanding         14,343            14,231
                                        =============     =============

Income from continuing operations          $   294           $ 1,298
Loss from discontinued operations              -                (462)
                                        -------------     -------------
Net income                                 $   294           $   836
                                        =============     =============

Income per share from continuing
    operations                             $  0.02           $  0.09
Income (loss) per share from
    discontinued                               -               (0.03)
                                        -------------     -------------
Net income per share                       $  0.02           $  0.06
                                        =============     =============

DILUTED EARNINGS PER SHARE:

Basic weighted average shares outstanding   14,343            14,231
Convertible notes                              -                 -
Dilutive stock options - based on
    treasury stock method using
    the average market price                    15                28
                                        -------------     -------------
Total shares                                14,358            14,259
                                        =============     =============

Income from continuing operations          $   294           $ 1,298
Loss from discontinued operations              -                (462)
                                        -------------     -------------
Net income                                 $   294           $   836
                                        =============     =============
Income per share from continuing
    operations                             $  0.02           $  0.09
Loss per share from discontinued
    operations                                 -               (0.03)
                                        -------------     -------------
Net income per share                       $  0.02           $  0.06
                                        =============     =============

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